Exhibit 3.85

CERTIFICATION OF INCORPORATION

OF

HEALTHSOUTH OF MONTGOMERY, INC.

STATE OF ALABAMA

MONTGOMERY COUNTY

I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Certificate of Incorporation of

HEALTHSOUTH OF MONTGOMERY, INC.

has this day been filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been recorded in compliance of Title 10-2A-92 of the Code of Alabama, and that the incorporators of said corporation, their successors and assigns constitute a body corporate under the name set forth in said Certificate namely:

HEALTHSOUTH OF MONTGOMERY, INC.

IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge of Probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate on this 10th day of December, 1993.

/s/ Walker Hobbie, Jr.
WALKER HOBBIE, JR.
JUDGE OF PROBATE
MONTGOMERY COUNTY, ALABAMA

ARTICLES OF INCORPORATION

OF

HEALTHSOUTH of Montgomery, Inc.

Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Incorporation:

ARTICLE I

The name of the Corporation is HEALTHSOUTH of Montgomery, Inc.

ARTICLE II

The Corporation shall have perpetual duration.

ARTICLE III

The nature of the business or purposes to be conducted or promoted are:

(a) To own, lease, manage and operate rehabilitation facilities, and all acts necessary, convenient or desirable in connection therewith.

(b) To engage in any lawful act or activity for which corporations may be organized under the Alabama Business Corporation Act.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares, of which 1000 shares shall be Common Stock, par value $.01 per share.

The authorized shares of the Corporation may be issued and sold by the Corporation for such consideration, not less than the par value thereof, as from time to time may be determined by the Board of Directors. No holder of shares of any class, notwithstanding any proposed issuance by the Corporation of, or the proposed granting by the Corporation of rights or options to purchase, its shares of any class or any shares or other securities convertible into, or carrying rights or options to purchase, its shares of any class, shall in any event be entitled as of right to purchase or subscribe for such shares or other securities of the Corporation or have any preemptive rights whatsoever to purchase shares or other securities of the Corporation, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

ARTICLE V

The address of its initial registered office in the State of Alabama is 60 Commerce Street, Montgomery, Alabama 36104 and the name of its initial registered agent at such address is C T Corporation System.

ARTICLE VI

The Board of Directors shall have the power to make, alter or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole Board of Directors. Election of Directors need not be by written ballot. The names and mailing addresses of the initial Board of Directors, to serve until their successors are elected and qualified pursuant to the Alabama Business Corporation Act and the Bylaws adopted by this Corporation, are as follows:

Richard M. Scrushy	Two Perimeter Park South Suite 224W Birmingham, Alabama 35243

Aaron Beam, Jr.	Two Perimeter Park South Suite 224W Birmingham, Alabama 35243

Anthony J. Tanner	Two Perimeter Park South Suite 224W Birmingham, Alabama 35243

ARTICLE VII

The name and mailing address of the sole Incorporator is as follows:

C. Drew Demaray

Two Perimeter Park South

Suite 224W Birmingham, Alabama 35243

ARTICLE VIII

No shareholder, by virtue of being a shareholder, shall enjoy any preemptive rights with regard to purchase of stock.

IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Alabama Business Corporation Act, does make these Articles and does hereby declare and certify that the facts stated herein are true, and accordingly does hereunto sign these Articles of Incorporation this December 10, 1993.

/s/ C. Drew Demaray

C. Drew Demaray

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